                                               SECURITIES AND EXCHANGE COMMISSION

                                                     WASHINGTON, DC.  20549

                                                            FORM 8-K

                                                        CURRENT REPORT
                                               Pursuant to Section 13 or 15(d) of
                                               the Securities Exchange Act of 1934

                                        Date of Report (Date of earliest event reported):
                                                        January 22, 2008

                                                     HANCOCK HOLDING COMPANY
                                  -----------------------------------------------------------
                                     (Exact name of registrant as specified in its charter)

                               Mississippi                 0-13089                  64-0169065
                       -------------------------    --------------------     -----------------------------
                           (State or other            (Commission File         (I.R.S. Employer
                           jurisdiction of               Number)                 Identification Number)
                           incorporation)

                                 One Hancock Plaza, 2510 14th Street,
                                      Gulfport, Mississippi                           39501
                              ------------------------------------------------------------------
                              (Address of principal executive offices)              (Zip code)

                                                          (228) 868-4000
                              ------------------------------------------------------------------
                                    (Registrant's telephone number, including area code)

                                           INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On January 22, 2008, Hancock Holding Company
issued a press release announcing earnings for fourth quarter of 2007.
The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated January 22, 2008, headed "Hancock Holding
                             Company Announces Earnings for Fourth Quarter
                             2007" and related financial statements.

                                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 2008
       -----------------------

                                                       HANCOCK HOLDING COMPANY
                                                      (Registrant)

                                                 By:   /s/ Paul D. Guichet
                                                    --------------------------------
                                                      Paul D. Guichet
                                                      Vice President
                                                      Investor Relations

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release                              For More Information
---------------------                              --------------------
January 22, 2008                                   Carl J. Chaney, Chief Executive Officer
                                                   John M. Hairston, Chief Executive Officer
                                                   Michael M. Achary, Chief Financial Officer
                                                   Paul D. Guichet, Investor Relations
                                                   800.522.6542 or 228.563.6559

---------------------------------------------------------------------------------------------
Hancock Holding Company Announces Earnings for Fourth Quarter 2007

GULFPORT, MS (January 22, 2008) — Hancock Holding Company (NASDAQ: HBHC) today announced earnings for the fourth quarter ended December 31, 2007. Hancock’s fourth quarter 2007 earnings were $16.6 million, while net earnings for the year ended December 31, 2007 were $73.9 million. Diluted earnings per share were $0.53 for the fourth quarter and were $2.27 for the year.

Hancock’s fourth quarter results were impacted by several unusual charges. As announced in the third quarter press release, the Company committed to an immediate action plan to reduce operating costs across all aspects of operations. As part of this initiative, the Company recorded $1.1 million in severance charges in the fourth quarter related to the elimination of 50 positions, yielding approximately $2.6 million in annualized pretax savings. In addition, 39 vacant positions were eliminated which will yield an additional annualized pretax savings of $1.1 million. Also in the quarter the Company recorded a $2.5 million pretax charge to earnings for liabilities relating to the Visa USA Inc. antitrust lawsuit settlement with American Express and other pending Visa litigation (reflecting Hancock’s share as a Visa member). The Company expects that proceeds from an anticipated share redemption related to its ownership interest in Visa’s planned initial public offering will more than offset its recorded Visa-related liabilities.

Excluding the aforementioned unusual charges, net income for the fourth quarter of 2007 would have been $19.1 million with diluted earnings per share of $.60, an increase of $1.4 million, or $0.05 per share over the third quarter of 2007. Net income for 2007 (also excluding the aforementioned unusual charges) totaled $76.4 million with diluted earnings per share of $2.35. Net income for 2006, after excluding certain one-time items (such as the reversal of $20.0 million from the storm-related allowance for loan losses) was $88.9 million with diluted earnings per share of $2.67.

Chief Executive Officer Carl J. Chaney commented on Hancock’s fourth quarter results, “The Company’s plan of action to reduce operating expenses was implemented in the fourth quarter and yielded immediate results in eliminating 89 positions saving the company approximately $3.7 million in future annual operating expenses. Executive management and our board are especially pleased the Company was able to report no major credit quality issues for the quarter. The Company’s traditional focus on sound underwriting and strong credit culture has served our shareholders’ interests well in these times when many other banks are reporting significant credit issues.”

Highlights and key operating items from Hancock’s fourth quarter earnings are as follows: <PRE> o Net Income and Returns: Hancock’s adjusted net income for the fourth quarter of 2007 was

$19.1 million compared to $17.7 million for the prior quarter, an increase of $1.4 million, or 8 percent. Return on average assets (adjusted) for the quarter was 1.28 percent compared to 1.21 percent for 2007‘s third quarter. Return on average common equity (adjusted) was 13.48 percent compared to 12.58 percent for the prior quarter.

o        Net Charge-offs and Non-performing Assets:  Net charge-offs for the fourth quarter of 2007 were $2.4 million, or 0.26 percent of average loans, up $490 thousand from the $1.9 million, or 0.21 percent of average loans, reported for the third quarter of 2007.  The majority of the increase in net charge-offs as compared to the third quarter was reflected in indirect auto loans and in Hancock's consumer finance subsidiary. However, charge-off levels in both of these areas are below industry averages.  Net charge-offs for the fourth quarter for all commercial and mortgage loans were a net recovery of $58 thousand.  Non-performing assets as a percent of total loans and foreclosed assets was 0.43 percent at December 31, 2007, compared to 0.28 percent at September 30, 2007.  The Company did report an increase in non-accrual loans of $4.6 million and additional ORE of $1.0 million.  During the fourth quarter the Company conducted a thorough review of the loan portfolio and decided to place seven credits on non-accrual status.  These seven credits were primarily residential construction and development loans.  Loans 90 days past due or greater (accruing) as a percent of period end loans increased only 1 basis point from September 30, 2007 to 0.12 percent at December 31, 2007.

o        Allowance for Loan Losses:  Hancock recorded a provision for loan losses of $3.6 million in the fourth quarter which, when combined with the quarter's net charge-offs of $2.4 million, resulted in the $1.2 million increase in the allowance for loan losses between September 30, 2007 and
         December 31, 2007.  This increase was necessary to adjust the allowance to the level dictated by the Company's reserving methodologies.  The Company's allowance for loan losses was $47.12 million at December 31, 2007, up $1.2 million from the $45.90 million reported at September 30, 2007.  The ratio of the allowance for loan losses as a percent of period-end loans was 1.31 percent at
         December 31, 2007 unchanged from the 1.31 percent reported at September 30, 2007.

o        Loans:  For the quarter ended December 31, 2007, Hancock's average total loans were $3.6 billion, which represented an increase of $373.0 million, or 12 percent, from the quarter ended December 31,
         2006.  Period-end loans were up $83.3 million, or 2 percent, compared to September 30, 2007.
         Average total loans were up $103.8 million, or 12 percent annualized, from the third quarter of
         2007.  Of that increase, approximately $38 million of growth was in Mississippi, $54 million in
         Louisiana, $11 million in Alabama and $1 million in Florida.  The majority of the increase in average loans compared to last quarter was in commercial purpose loans (approximately $72.4 million).

o        Deposits:  Period-end deposits for the fourth quarter were $5.0 billion, down $21.5 million, or .43 percent, from December 31, 2006, but were up $10 million, or .20 percent, from September 30, 2007.
         Average deposits were up $4 million, or .28 percent annualized, from the third quarter of 2007.
         The increase in average deposits was in time deposits (up $84.2 million).  This increase was offset by decreases in public fund deposits (down $28.3 million), interest-bearing transaction deposits (down
         $42.8 million), and noninterest bearing deposits (down $9.4 million).

o        Net Interest Income:  Net interest income (te) for the fourth quarter decreased $1.4 million, or
         3 percent, from the fourth quarter of 2006, but was up $408 thousand from the third quarter of 2007, or 3 percent annualized.  The Company's net interest margin (te) was 4.04 percent in the fourth quarter,
         2 basis points narrower than both the same quarter a year ago and the previous quarter.  Compared to the same quarter a year ago, the primary driver of the $1.4 million decrease in net interest income (te)
         was a $104 million, or 1.9 percent, decrease in average earning assets mainly from a reduction in total borrowings of $19.1 million, or 6 percent, and a decrease in average deposits of $33.5 million, or 1 percent.
         The higher level of net interest income (te) in the fourth quarter compared to the third quarter was due mostly to a decrease in the Company's funding costs, which were down 7 basis points.  The total cost of funds was down due to a decrease in the rate paid on interest bearing deposits (down 13 basis points), primarily in public fund deposits (down 55 basis points), and interest bearing transaction deposits
         (down 22 basis points).  There was an unfavorable change in the fourth quarter's funding mix - higher levels of more costly time deposits and lower levels of transaction deposits, however the impact of the change on net interest margin was managed by reducing the rates paid on the interest bearing deposits and public fund deposits.

o        Noninterest Income:  Noninterest income for the fourth quarter was up $3.7 million, or 13.5 percent, compared to the same quarter a year ago and was up $770 thousand, or 3 percent, compared to the previous quarter.  The primary factors impacting the higher levels of noninterest income (excluding securities transactions) as compared to the same quarter a year ago, were higher levels of service charge income (up $1.8 million, or 19 percent) and trust revenue (up $570 thousand, or 16 percent), investment and annuity fees (up $979 thousand) and ATM fees (up $325 thousand).  The increase in noninterest income (excluding securities transactions) for the fourth quarter compared to the prior quarter was due to increases in insurance fees (up $1.3 million or 31%), trust fees (up $302 thousand), investment and annuity fees (up $245 thousand), ATM fees (up $106 thousand), which were mostly offset by reductions in other income (down $1.2 million or 26%), and secondary mortgage market operations (down $174 thousand).

o        Operating Expense:  Operating expenses for the fourth quarter (adjusted to exclude severance and VISA charges) were $4.5 million or 9 percent, higher compared to the same quarter a year ago and was
         $.6 million, or 2 percent, lower than the previous quarter.  Much of the expense increase from last year was related to on-going recovery and rebuilding efforts on the part of the Company as well as expansions into the Mobile, New Orleans, and Pensacola markets.  The increase from the same quarter a year ago was reflected in higher levels of occupancy expense (up $2.8 million) and personnel expense.
         The decrease in operating expense (adjusted) from last quarter was due to higher levels of occupancy expense (up $1.4 million) and other operating expense (up $.7 million), due to offset by a reduction in personnel expense (down $2.9 million) and equipment expense (down $204 thousand).  Full-time equivalent headcount at December 31, 2007 was down 78 from September 30, 2007 but was up 41 compared to December 31, 2006.
Update on Expense Control Efforts

The Company remains focused on the need to control expenses and ensure that shareholder value is received for each dollar expended. A total of 89 positions were eliminated during the fourth quarter through a process of focusing on operational efficiency. These efforts will result in annualized pretax cost savings beginning in 2008 of approximately $3.7 million. In addition, the Company is continuing efforts to reduce costs and has implemented programs which will begin realizing tangible benefits in first quarter 2008. Chief Executive Officer John M. Hairston stated, “We are pleased with the progress to date on the Company’s cost control initiatives and thank all associates for the tough decisions and sacrifices thus far. We also remain excited at the opportunity to maintain top quartile performance levels in 2008.”

Update on Market Expansion

Hancock continues to be focused on expansion in markets we believe have a high potential for increasing shareholder returns, namely Mobile, Pensacola and New Orleans. Three branches will open in their permanent facilities in Mobile by the end of first quarter 2008. In addition, another branch will open in a temporary facility in Mobile before the end of second quarter 2008. The company will open a second Pensacola location by the end of first quarter 2008 and in December, 2007, Hancock opened our first branch in the central business district of New Orleans. Hancock has also recently opened a corporate trust office in Orlando, Florida. Chief Executive Officer John M. Hairston added, “The Company continues to invest in high potential markets, primarily Mobile, Pensacola and New Orleans with early returns in all three markets favorable.”

Stock Repurchases

Approximately 541,000 of the Company’s shares were repurchased during the fourth quarter of 2007 under the Stock Repurchase Plan that was approved in 2000. This plan was completed during the fourth quarter. The board of directors approved the 2007 Stock Repurchase Plan at its November meeting. This plan authorizes the repurchase of 3,000,000 shares. Approximately 11,000 of the Company’s shares were repurchased during the fourth quarter of 2007 under this plan. The Company has repurchased 1,556,000 shares through December 31, 2007 compared to 39,000 shares during the twelve months of 2006. Subject to market conditions, repurchases will be conducted solely through a Rule 10b5-1 repurchase plan. Shares purchased under this program will be held in treasury and used for general corporate purposes as determined by Hancock’s board of directors. Management intends to continue repurchasing shares as long as market conditions are conducive to that action.

About Hancock Holding Company and Hancock Bank

Hancock Holding Company — parent company of Hancock Bank of Alabama, Hancock Bank of Mississippi, Hancock Bank of Florida, and Hancock Bank of Louisiana — has assets of approximately $6.1 billion. Founded October 10, 1899, Hancock Bank consistently ranks as one of the country’s strongest, safest financial institutions according to Veribanc, Inc., and BauerFinancial Services, Inc. Thomson Financial also listed Hancock as the ninth largest corporate trustee bank in the U.S. More corporate information and online banking are available at www.hancockbank.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This release contains forward-looking statements and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

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Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                       Three Months Ended               Twelve Months Ended
                                                            ------------------------------------    --------------------------
                                                             12/31/2007   9/30/2007  12/31/2006      12/31/2007     12/31/2006
                                                            ------------------------------------    --------------------------
Per Common Share Data

Earnings per share:
    Basic                                                       $0.53       $0.55        $0.67          $2.31          $3.13
    Diluted                                                     $0.53       $0.55        $0.65          $2.27          $3.06
Cash dividends per share                                       $0.240      $0.240       $0.240         $0.960         $0.895
Book value per share (period-end)                              $17.71      $17.55       $17.09         $17.71         $17.09
Tangible book value per share (period-end)                     $15.45      $15.32       $14.87         $15.45         $14.87
Weighted average number of shares:
    Basic                                                      31,097      32,005       32,632         32,000         32,534
    Diluted                                                    31,577      32,492       33,378         32,544         33,304
Period-end number of shares                                    31,295      31,786       32,666         31,295         32,666
Market data:
    High closing price                                         $43.47      $43.90       $56.00         $54.09         $57.19
    Low closing price                                          $33.35      $32.78       $50.85         $32.78         $37.75
    Period end closing price                                   $38.20      $40.08       $52.84         $38.20         $52.84
    Trading volume                                             17,662      10,290        6,393         48,169         27,275

Other Period-end Data

FTE headcount                                                   1,888       1,966        1,848          1,888          1,848
Tangible common equity                                       $483,612    $486,871     $485,778       $483,612       $485,778
Tier I capital                                               $497,307    $508,554     $510,638       $497,307       $510,638
Goodwill                                                      $62,277     $62,277      $62,277        $62,277        $62,277
Amortizable intangibles                                        $7,753      $8,195       $9,414         $7,753         $9,414
Mortgage servicing intangibles                                   $545        $632         $941           $545           $941
Common shares repurchased for publicly announced plans            552         343            -          1,556             39

Performance Ratios

Return on average assets                                        1.11%       1.21%        1.44%          1.26%          1.69%
Return on average common equity                                11.69%      12.58%       15.54%         13.14%         19.82%
Earning asset yield (TE)                                        6.72%       6.81%        6.54%          6.73%          6.41%
Total cost of funds                                             2.68%       2.75%        2.48%          2.66%          2.18%
Net interest margin (TE)                                        4.04%       4.06%        4.06%          4.08%          4.23%
Noninterest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles
    and securities transactions                                67.74%      65.18%       59.79%         63.88%         58.99%
Common equity (period-end) as a percent of total
  assets (period-end)                                           9.15%       9.45%        9.36%          9.15%          9.36%
Leverage (Tier I) ratio                                         8.49%       8.82%        8.63%          8.49%          8.63%
Tangible common equity ratio                                    8.08%       8.34%        8.24%          8.08%          8.24%
Net charge-offs as a percent of average loans                   0.26%       0.21%        0.19%          0.21%          0.23%
Allowance for loan losses as a percent of period-end loans      1.31%       1.31%        1.43%          1.31%          1.43%
Allowance for loan losses to NPAs + accruing loans 90 days
  past due                                                    241.43%     335.22%      694.67%        241.43%        694.67%
Loan/deposit ratio                                             72.33%      70.28%       64.34%         69.55%         60.41%
Non-interest income excluding
    securities transactions as a percent of
    total revenue (TE)                                         36.67%      36.27%       33.14%         35.38%         30.87%

                                                                       - more -

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
                                                                      Three Months Ended                   Twelve Months Ended
                                                          -----------------------------------------    ---------------------------
                                                           12/31/2007      9/30/2007     12/31/2006     12/31/2007     12/31/2006
                                                          -----------------------------------------    ---------------------------
Asset Quality Information

Non-accrual loans                                             $13,067         $8,500        $3,500         $13,067        $3,500
Foreclosed assets                                               2,297          1,374           681           2,297           681
                                                          -----------------------------------------    ---------------------------
Total non-performing assets                                   $15,364         $9,874        $4,181         $15,364        $4,181
                                                          -----------------------------------------    ---------------------------
Non-performing assets as a percent of loans and
  foreclosed assets                                             0.43%          0.28%         0.13%           0.43%         0.13%
Accruing loans 90 days past due                                $4,154         $3,819        $2,552          $4,154        $2,552
Accruing loans 90 days past due as a percent of loans           0.12%          0.11%         0.08%           0.12%         0.08%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                0.54%          0.39%         0.21%           0.54%         0.21%
Net charge-offs                                                $2,370         $1,880        $1,523          $7,242        $7,024
Net charge-offs as a percent of average loans                   0.26%          0.21%         0.19%           0.21%         0.23%
Allowance for loan losses                                     $47,123        $45,901       $46,772         $47,123       $46,772
Allowance for loan losses as a percent of period-end loans      1.31%          1.31%         1.43%           1.31%         1.43%
Allowance for loan losses to NPAs + accruing loans 90 days
  past due                                                    241.43%        335.22%       694.67%         241.43%       694.67%
Provision for loan losses                                      $3,592         $1,554          (57)          $7,593     ($20,762)

Allowance for Loan Losses

Beginning Balance                                             $45,901        $46,227       $48,352         $46,772       $74,558
Provision for loan loss                                         3,592          1,554          (57)           7,593      (20,762)
Charge-offs                                                     4,245          3,610         4,493          14,452        19,515
Recoveries                                                      1,875          1,730         2,970           7,210        12,491
                                                          -----------------------------------------    ---------------------------
Net charge-offs                                                 2,370          1,880         1,523           7,242         7,024
                                                          -----------------------------------------    ---------------------------
Ending Balance                                                $47,123        $45,901       $46,772         $47,123       $46,772
                                                          -----------------------------------------    ---------------------------

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                                   ($100)          ($58)        ($137)           ($54)        ($559)
Mortgage loans                                                     42              -          (11)              44           360
Direct consumer loans                                             886            864           493           2,720         3,756
Indirect consumer loans                                           518            314           395           1,735         1,734
Finance company loans                                           1,024            760           783           2,797         1,733
                                                          -----------------------------------------    ---------------------------
Total net charge-offs                                          $2,370         $1,880        $1,523          $7,242        $7,024
                                                          =========================================    ===========================
Average loans:
Commercial/real estate loans                               $2,128,279     $2,055,922    $1,855,506      $2,027,016    $1,747,816
Mortgage loans                                                440,842        439,458       428,674         434,981       418,273
Direct consumer loans                                         505,098        491,417       479,087         492,298       470,942
Indirect consumer loans                                       385,093        373,677       350,829         369,147       349,518
Finance Company loans                                         114,750        109,808        86,965         104,567        75,673
                                                          -----------------------------------------    ---------------------------
Total average loans                                        $3,574,062     $3,470,282    $3,201,061      $3,428,009    $3,062,222

Net charge-offs to average loans:
Commercial/real estate loans                                   -0.02%         -0.01%        -0.03%           0.00%        -0.03%
Mortgage loans                                                  0.04%          0.00%        -0.01%           0.01%         0.09%
Direct consumer loans                                           0.70%          0.70%         0.41%           0.55%         0.80%
Indirect consumer loans                                         0.53%          0.33%         0.45%           0.47%         0.50%
Finance Company loans                                           3.54%          2.75%         3.57%           2.67%         2.29%
                                                          -----------------------------------------    ---------------------------
Total net charge-offs to average loans                          0.26%          0.21%         0.19%           0.21%         0.23%

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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                            Three Months Ended                   Twelve Months Ended
                                                   ---------------------------------------     -------------------------
                                                   12/31/2007     9/30/2007     12/31/2006     12/31/2007     12/31/2006
                                                   ---------------------------------------     -------------------------
Income Statement
Interest income                                      $87,559       $87,661        $87,104       $345,865       $344,330
Interest income (TE)                                  90,041        90,033         89,366        355,403        352,593
Interest expense                                      36,067        36,467         33,966        140,236        119,863
                                                   ---------------------------------------     -------------------------
Net interest income (TE)                              53,974        53,566         55,400        215,167        232,730
Provision for loan losses                              3,592         1,554           (57)          7,593       (20,762)
Noninterest income excluding
  securities transactions                             31,255        30,485         27,459        117,821        103,918
Net storm-related gain/(loss)                              -             -          5,084              -          5,084
Securities transactions gains/(losses)                   234            34        (5,396)            308        (5,169)
Noninterest expense                                   58,162        55,196         50,042        214,354        200,716
                                                   ---------------------------------------     -------------------------
Income before income taxes                            21,227        24,963         30,300        101,811        148,346
Income tax expense                                     4,627         7,224          8,538         27,919         46,544
                                                   ---------------------------------------     -------------------------
Net income                                            16,600        17,739         21,762         73,892        101,802
                                                   =======================================     =========================

Noninterest Income and Noninterest Expense

Service charges on deposit accounts                  $11,182       $11,085         $9,402        $41,929        $36,228
Trust fees                                             4,194         3,892          3,624         15,902         13,286
Debit card & merchant fees                             2,090         2,025          1,983          8,065          7,298
Insurance fees                                         5,561         4,256          5,346         19,219         19,246
Investment & annuity fees                              2,498         2,253          1,519          8,746          5,970
ATM fees                                               1,540         1,434          1,215          5,656          5,005
Secondary mortgage market operations                     761           935            945          3,723          3,528
Other income                                           3,429         4,605          3,425         14,581         13,357
                                                   ---------------------------------------     -------------------------
Noninterest income excluding
  securities transactions                            $31,255       $30,485        $27,459       $117,821       $103,918
Net storm-related gain/(loss)                              -             -          5,084              -          5,084
Securities transactions gains/(losses)                   234            34        (5,396)            308        (5,169)
                                                   ---------------------------------------     -------------------------
Total noninterest income including
 securities transactions                             $31,489       $30,519        $27,147       $118,129       $103,833
                                                   =======================================     =========================

Personnel expense                                    $27,027       $28,531        $24,092       $106,959       $103,753
Occupancy expense (net)                                6,162         4,731          3,335         19,435         13,350
Equipment expense                                      2,610         2,814          2,665         10,465         10,796
Other operating expense                               21,931        18,708         19,451         75,844         70,692
Amortization of intangibles                              432           412            499          1,651          2,125
                                                   ---------------------------------------     -------------------------
Total noninterest expense                            $58,162       $55,196        $50,042       $214,354       $200,716

                                                                      - more -

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
                                                               Three Months Ended                   Twelve Months Ended
                                                     ---------------------------------------      -------------------------
                                                     12/31/2007      9/30/2007    12/31/2006      12/31/2007    12/31/2006
                                                     ---------------------------------------      -------------------------
Period-end Balance Sheet
Commercial/real estate loans                         $2,155,672     $2,090,992    $1,912,076      $2,155,672    $1,912,076
Mortgage loans                                          434,314        432,154       415,180         434,314       415,180
Direct consumer loans                                   505,110        494,667       479,113         505,110       479,113
Indirect consumer loans                                 386,241        380,561       353,032         386,241       353,032
Finance Company loans                                   115,220        114,919        90,236         115,220        90,236
                                                     ---------------------------------------      -------------------------
Total loans                                           3,596,557      3,513,293     3,249,637       3,596,557     3,249,637
Loans held for sale                                      18,957         17,698        16,946          18,957        16,946
Securities                                            1,677,621      1,681,850     1,903,658       1,677,621     1,903,658
Short-term investments                                  126,281         99,176       222,439         126,281       222,439
                                                     ---------------------------------------      -------------------------
Earning assets                                        5,419,416      5,312,017     5,392,680       5,419,416     5,392,680
                                                     ---------------------------------------      -------------------------
Allowance for loan losses                              (47,123)       (45,901)      (46,772)        (47,123)      (46,772)
Other assets                                            683,686        639,937       618,657         683,686       618,657
                                                     ---------------------------------------      -------------------------
Total assets                                          6,055,979      5,906,053     5,964,565       6,055,979     5,964,565
                                                     =======================================      =========================
Noninterest bearing deposits                           $907,874       $891,842    $1,057,358        $907,874    $1,057,358
Interest bearing transaction deposits                 1,343,173      1,357,835     1,485,155       1,343,173     1,485,155
Interest bearing Public Fund deposits                   845,685        837,073       733,788         845,685       733,788
Time deposits                                         1,912,802      1,912,799     1,754,690       1,912,802     1,754,690
                                                     ---------------------------------------      -------------------------
Total interest bearing deposits                       4,101,660      4,107,707     3,973,633       4,101,660     3,973,633
                                                     ---------------------------------------      -------------------------
Total deposits                                        5,009,534      4,999,549     5,030,991       5,009,534     5,030,991
Other borrowed funds                                    386,263        216,481       227,027         386,263       227,027
Other liabilities                                       105,995        132,048       148,137         105,995       148,137
Common shareholders' equity                             554,187        557,975       558,410         554,187       558,410
                                                     ---------------------------------------      -------------------------
Total liabilities & common equity                     6,055,979      5,906,053     5,964,565       6,055,979     5,964,565
                                                     =======================================      =========================
Average Balance Sheet

Commercial/real estate loans                         $2,128,279     $2,055,922    $1,855,506      $2,027,016    $1,747,816
Mortgage loans                                          440,842        439,458       428,674         434,981       418,273
Direct consumer loans                                   505,098        491,417       479,087         492,298       470,942
Indirect consumer loans                                 385,093        373,677       350,829         369,147       349,518
Finance Company loans                                   114,750        109,808        86,965         104,567        75,673
                                                     ---------------------------------------      -------------------------
Total loans                                           3,574,062      3,470,282     3,201,061       3,428,009     3,062,222
Securities                                            1,707,585      1,668,279     2,153,908       1,734,552     2,228,822
Short-term investments                                   51,384        120,116        81,675         117,158       211,511
                                                     ---------------------------------------      -------------------------
Earning average assets                                5,333,031      5,258,677     5,436,644       5,279,719     5,502,555
                                                     ---------------------------------------      -------------------------
Allowance for loan losses                              (46,347)       (46,216)      (47,804)        (46,443)      (64,285)
Other assets                                            643,430        624,566       602,104         618,613       593,530
                                                     ---------------------------------------      -------------------------
Total assets                                          5,930,114      5,837,027     5,990,944       5,851,889     6,031,800
                                                     =======================================      =========================

Noninterest bearing deposits                           $884,019       $893,455    $1,039,846        $927,656    $1,128,850
Interest bearing transaction deposits                 1,341,013      1,383,851     1,495,724       1,419,077     1,623,597
Interest bearing Public Fund deposits                   795,024        823,316       742,063         803,589       771,146
Time deposits                                         1,921,490      1,837,292     1,697,427       1,778,854     1,545,834
                                                     ---------------------------------------      -------------------------
Total interest bearing deposits                       4,057,527      4,044,459     3,935,214       4,001,520     3,940,577
                                                     ---------------------------------------      -------------------------
Total deposits                                        4,941,546      4,937,914     4,975,060       4,929,176     5,069,427
Other borrowed funds                                    302,150        206,072       321,292         228,010       281,183
Other liabilities                                       123,191        133,695       138,905         132,320       167,534
Common shareholders' equity                             563,227        559,346       555,687         562,383       513,656
                                                     ---------------------------------------      -------------------------
Total liabilities & common equity                     5,930,114      5,837,027     5,990,944       5,851,889     6,031,800
                                                     =======================================      =========================

                                                                      - more -

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                   Three Months Ended                   Twelve Months Ended
                                                      -----------------------------------------    ----------------------------
                                                        12/31/2007      9/30/2007    12/31/2006     12/31/2007     12/31/2006
                                                      -----------------------------------------    ----------------------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                      67.02%         65.99%        58.88%          64.93%        55.65%
Securities                                                 32.02%         31.73%        39.62%          32.85%        40.51%
Short-term investments                                      0.96%          2.28%         1.50%           2.22%         3.84%
                                                      -----------------------------------------    ----------------------------
Earning average assets                                    100.00%        100.00%       100.00%         100.00%       100.00%
                                                      =========================================    ============================

Noninterest bearing deposits                               16.57%         16.99%        19.13%          17.57%        20.52%
Interest bearing transaction deposits                      25.15%         26.32%        27.51%          26.88%        29.51%
Interest bearing Public Fund deposits                      14.91%         15.66%        13.65%          15.22%        14.01%
Time deposits                                              36.03%         34.93%        31.22%          33.69%        28.09%
                                                      -----------------------------------------    ----------------------------
Total deposits                                             92.66%         93.90%        91.51%          93.36%        92.13%
Other borrowed funds                                        5.66%          3.92%         5.91%           4.32%         5.11%
Other net interest-free funding sources                     1.68%          2.18%         2.58%           2.32%         2.76%
                                                      -----------------------------------------    ----------------------------
Total average funding sources                             100.00%        100.00%       100.00%         100.00%       100.00%
                                                      =========================================    ============================

Loan mix:
Commercial/real estate loans                               59.56%         59.25%        57.96%          59.13%        57.08%
Mortgage loans                                             12.33%         12.66%        13.39%          12.69%        13.66%
Direct consumer loans                                      14.13%         14.16%        14.97%          14.36%        15.38%
Indirect consumer loans                                    10.77%         10.77%        10.96%          10.77%        11.41%
Finance Company loans                                       3.21%          3.16%         2.72%           3.05%         2.47%
                                                      -----------------------------------------    ----------------------------
Total loans                                               100.00%        100.00%       100.00%         100.00%       100.00%
                                                      =========================================    ============================

Average dollars (in thousands):
Loans                                                   3,574,062      3,470,282     3,201,061       3,428,009     3,062,222
Securities                                              1,707,585      1,668,279     2,153,908       1,734,552     2,228,822
Short-term investments                                     51,384        120,116        81,675         117,158       211,511
                                                      -----------------------------------------    ----------------------------
Earning average assets                                  5,333,031      5,258,677     5,436,644       5,279,719     5,502,555

Noninterest bearing deposits                             $884,019       $893,455    $1,039,846        $927,656    $1,128,850
Interest bearing transaction deposits                   1,341,013      1,383,851     1,495,724       1,419,077     1,623,597
Interest bearing Public Fund deposits                     795,024        823,316       742,063         803,589       771,146
Time deposits                                           1,921,490      1,837,292     1,697,427       1,778,854     1,545,834
                                                      -----------------------------------------    ----------------------------
Total deposits                                          4,941,546      4,937,914     4,975,060       4,929,176     5,069,427
Other borrowed funds                                      302,150        206,072       321,292         228,010       281,183
Other net interest-free funding sources                    89,335        114,690       140,292         122,533       151,945
                                                      -----------------------------------------    ----------------------------
Total average funding sources                           5,333,031      5,258,676     5,436,644       5,279,719     5,502,555

Loans:
Commercial/real estate loans                           $2,128,279     $2,055,922    $1,855,506      $2,027,016    $1,747,816
Mortgage loans                                            440,842        439,458       428,674         434,981       418,273
Direct consumer loans                                     505,098        491,417       479,087         492,298       470,942
Indirect consumer loans                                   385,093        373,677       350,829         369,147       349,518
Finance Company loans                                     114,750        109,808        86,965         104,567        75,673
                                                      -----------------------------------------    ----------------------------
Total average loans                                    $3,574,062     $3,470,282    $3,201,061      $3,428,009    $3,062,222

                                                                      - more -

 Hancock Holding Company
 Average Balance and Net Interest Margin Summary                                                                                                                                                            - Add 9 -
 (amounts in thousands)
 (unaudited)

                                                                           Three Months Ended
                                        ----------------------------------------------------------------------------------------
                                                  12/31/07                      09/30/07                      12/31/06
                                        ---------------------------   --------------------------    ----------------------------
                                        Interest   Volume     Rate    Interest   Volume    Rate     Interest    Volume     Rate
                                        ---------------------------   --------------------------    ----------------------------

Average Earning Assets
Commercial & real estate loans (TE)      $38,518 $2,128,279   7.19%    $38,563 $2,055,922  7.45%     $34,210   $1,855,506  7.32%
Mortgage loans                             6,807    440,842   6.18%      6,764    439,458  6.16%       6,516      428,674  6.08%
Consumer loans                            21,875  1,004,941   8.64%     21,871    974,902  8.90%      19,890      916,881  8.61%
Loan fees & late charges                     273          -   0.00%        257          -  0.00%       1,510            -  0.00%
                                        ---------------------------   --------------------------    ----------------------------
  Total loans (TE)                        67,473 $3,574,062   7.50%     67,455  3,470,282  7.72%      62,126    3,201,061  7.71%

US treasury securities                       101     11,326   3.53%        128     11,169  4.53%       1,081       84,281  5.09%
US agency securities                       8,147    635,796   5.13%     10,223    801,585  5.10%      14,505    1,181,943  4.91%
CMOs                                       1,116     97,074   4.60%        830     80,989  4.10%       1,268      124,850  4.06%
Mortgage backed securities                 9,302    709,421   5.24%      6,558    513,545  5.11%       5,920      490,990  4.82%
Municipals (TE)                            2,631    196,421   5.36%      2,634    195,956  5.38%       2,422      190,739  5.08%
Other securities                             718     57,547   5.00%        816     65,035  5.03%         969       81,105  4.77%
                                        ---------------------------   --------------------------    ----------------------------
  Total securities (TE)                   22,015  1,707,585   5.16%     21,189  1,668,279  5.08%      26,165    2,153,908  4.86%
                                                                           (1)

  Total short-term investments               553     51,384   4.27%      1,389    120,116  4.59%       1,075       81,675  5.22%

  Average earning assets yield (TE)      $90,041 $5,333,031   6.72%     90,033 $5,258,677  6.81%     $89,366   $5,436,644  6.54%

Interest-bearing Liabilities
Interest-bearing transaction deposits     $3,774 $1,341,013   1.12%     $4,682 $1,383,851  1.34%      $3,930   $1,495,724  1.04%
Time deposits                             22,353  1,921,490   4.62%     21,294  1,837,292  4.60%      18,999    1,697,427  4.44%
Public Funds                               7,340    795,024   3.66%      8,753    823,316  4.22%       8,318      742,063  4.45%
                                        ---------------------------   --------------------------    ----------------------------
   Total interest bearing deposits        33,467  4,057,527   3.27%     34,729  4,044,459  3.41%      31,247    3,935,214  3.15%

  Total borrowings                         2,722    302,150   3.57%      1,892    206,072  3.64%       3,279      321,292  4.05%

  Capitalized Interest                     (122)                         (155)                         (560)

  Total interest bearing liab cost       $36,067 $4,359,677   3.28%    $36,466 $4,250,531  3.40%     $33,966   $4,256,506  3.17%

Noninterest-bearing deposits                        884,019                       893,455                       1,039,846
Other net interest-free funding sources              89,335                       114,690                         140,292

Total Cost of Funds                      $36,067 $5,333,031   2.68%    $36,466 $5,258,676  2.75%     $33,966   $5,436,644  2.48%

Net Interest Spread (TE)                 $53,974              3.44%    $53,567             3.41%     $55,400               3.38%

Net Interest Margin (TE)                 $53,974 $5,333,031   4.04%    $53,567 $5,258,676  4.06%     $55,400   $5,436,644  4.06%

                                                                      - more -

 Hancock Holding Company
 Average Balance and Net Interest Margin Summary                                                                                                                                    - Add 10 -
 (amounts in thousands)
 (unaudited)

                                                                           Twelve Months Ended
                                                --------------------------------------------------------------------------
                                                               12/31/2007                            12/31/2006
                                                ------------------------------------    ----------------------------------
                                                  Interest       Volume      Rate        Interest       Volume      Rate
                                                ------------------------------------    ----------------------------------

Average Earning Assets
Commercial & real estate loans (TE)               $149,001     $2,027,016    7.35%       $125,980    $1,747,816    7.21%
Mortgage loans                                      26,757        434,981    6.15%         24,805       418,273    5.93%
Consumer loans                                      84,920        966,012    8.79%         75,266       896,133    8.40%
Loan fees & late charges                             1,266              -    0.00%          9,016             -    0.00%
  Total loans (TE)                                 261,944      3,428,009    7.64%        235,067     3,062,222    7.68%
                                                ------------------------------------    ----------------------------------

US treasury securities                               1,379         29,095    4.74%          3,018        63,668    4.74%
US agency securities                                41,112        810,300    5.07%         60,701     1,270,128    4.78%
CMOs                                                 3,997         94,731    4.22%          6,142       154,673    3.97%
Mortgage backed securities                          27,190        534,893    5.08%         23,313       491,130    4.75%
Municipals (TE)                                     10,779        197,004    5.47%         10,766       171,886    6.26%
Other securities                                     3,389         68,529    4.95%          3,827        77,337    4.95%
                                                ------------------------------------    ----------------------------------
  Total securities (TE)                             87,846      1,734,552    5.06%        107,767     2,228,822    4.84%

  Total short-term investments                       5,613        117,158    4.79%          9,759       211,511    4.61%

  Average earning assets yield (TE)               $355,403     $5,279,719    6.73%       $352,593    $5,502,555    6.41%

Interest-Bearing Liabilities
Interest-bearing transaction deposits              $18,135     $1,419,077    1.28%        $14,931    $1,623,597    0.92%
Time deposits                                       81,224      1,778,854    4.57%         62,807     1,545,834    4.06%
Public Funds                                        33,561        803,589    4.18%         32,354       771,146    4.20%
                                                ------------------------------------    ----------------------------------
   Total interest bearing deposits                 132,920      4,001,520    3.32%        110,092     3,940,577    2.79%

  Total borrowings                                   8,311        228,010    3.65%         10,577       281,183    3.76%

  Capitalized Interest                               (995)                                  (806)

  Total interest bearing liab cost                $140,236     $4,229,530    3.32%       $119,863    $4,221,760    2.84%

Noninterest-bearing deposits                                      927,656                             1,128,850
Other net interest-free funding sources                           122,533                               151,945

Total Cost of Funds                               $140,236     $5,279,719    2.66%       $119,863    $5,502,555    2.18%

Net Interest Spread (TE)                          $215,167                   3.42%       $232,730                  3.57%

Net Interest Margin (TE)                          $215,167     $5,279,719    4.08%       $232,730    $5,502,555    4.23%

                                                                      - more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                                    2006                                     2007
                                                ------------------------------------------   -------------------------------------
                                                     1Q        2Q         3Q        4Q          1Q         2Q        3Q        4Q
                                                ------------------------------------------   -------------------------------------
Per Common Share Data

Earnings per share:
    Basic                                           $0.68     $0.68      $1.11     $0.67       $0.59      $0.63     $0.55    $0.53
    Diluted                                         $0.67     $0.66      $1.08     $0.65       $0.58      $0.62     $0.55    $0.53
Cash dividends per share                           $0.195    $0.220     $0.240    $0.240      $0.240     $0.240    $0.240   $0.240
Book value per share (period-end)                  $15.06    $15.12     $16.64    $17.09      $17.27     $17.13    $17.55   $17.71
Tangible book value per share (period-end)         $12.85    $12.94     $14.47    $14.87      $15.05     $14.90    $15.32   $15.45
Weighted average number of shares:
    Basic                                          32,393    32,531     32,566    32,632      32,665     32,233    32,005   31,097
    Diluted                                        33,088    33,322     33,333    33,378      33,299     32,749    32,492   31,577
Period-end number of shares                        32,494    32,555     32,584    32,666      32,518     32,094    31,786   31,295
Market data:
    High closing price                             $46.67    $57.19     $56.79    $56.00      $54.09     $44.37    $43.90   $43.47
    Low closing price                              $37.75    $44.02     $49.71    $50.85      $41.88     $37.50    $32.78   $33.35
    Period end closing price                       $46.52    $56.00     $53.55    $52.84      $43.98     $37.55    $40.08   $38.20
    Trading volume                                  3,990     8,737      8,135     6,393       8,577     11,614    10,290   17,662

Other Period-end Data

FTE headcount                                       1,768     1,777      1,788     1,848       1,929      1,944     1,966    1,888
Tangible common equity                           $417,684  $421,369   $471,387  $485,778    $489,430   $478,085  $486,871  483,612
Tier I capital                                   $440,302  $457,738   $487,668  $510,638    $513,229   $510,096  $508,554  497,307
Goodwill                                          $61,418   $59,060    $59,708   $62,277     $62,277    $62,277   $62,277  $62,277
Amortizable intangibles                            $8,725   $10,575     $9,913    $9,414      $8,991     $8,607    $8,195   $7,753
Mortgage servicing intangibles                     $1,384    $1,256     $1,093      $941        $829       $729      $632     $545
Common shares repurchased for publicly
  announced plans                                      17        22          -         -         228        433       343      552

Performance Ratios

Return on average assets                            1.49%     1.45%      2.36%     1.44%       1.32%      1.42%     1.21%    1.11%
Return on average common equity                    18.34%    17.89%     27.58%    15.54%      13.77%     14.53%    12.58%   11.69%
Earning asset yield (TE)                            6.17%     6.32%      6.60%     6.54%       6.64%      6.76%     6.81%    6.72%
Total cost of funds                                 1.88%     2.05%      2.30%     2.48%       2.60%      2.59%     2.75%    2.68%
Net interest margin (TE)                            4.30%     4.27%      4.29%     4.06%       4.04%      4.17%     4.06%    4.04%
Noninterest expense as a percent
  of total revenue (TE) before amortization
  of purchased intangibles, net storm-related
  gain/(loss), gain on sale of credit card
  merchant and securities transactions             58.30%    59.13%     58.76%    59.79%      61.12%     61.27%    65.18%   67.74%
Common equity (period-end) as
  a percent of total assets (period-end)            7.82%     8.00%      8.86%     9.36%       9.61%      9.36%     9.45%    9.15%
Leverage (Tier I) ratio                             7.45%     7.59%      8.15%     8.63%       8.80%      9.01%     8.82%    8.49%
Tangible common equity ratio                        6.75%     6.92%      7.79%     8.24%       8.48%      8.24%     8.34%    8.08%
Net charge-offs as a
  percent of average loans                         -0.01%     0.40%      0.34%     0.19%       0.18%      0.18%     0.21%    0.26%
Allowance for loan losses as
  a percent of period-end loans                     2.51%     2.35%      1.55%     1.43%       1.41%      1.35%     1.31%    1.31%
Allowance for loan losses to
  NPAs + loans 90 days past due                   432.85%   457.10%    494.65%   694.67%     413.60%    410.98%   335.22%  241.43%
Loan/deposit ratio                                 59.00%    57.40%     60.97%    64.34%      65.91%     69.62%    70.28%   72.33%
Noninterest income excluding
  net storm-related gain/(loss), gain on sale of
  credit card merchant and
  securities transactions as a percent
  of total revenue (TE)                            29.92%    30.28%     30.18%    33.14%      32.48%     35.94%    36.27%   36.67%

                                                                      - more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
                                                                2006                                        2007
                                         ---------------------------------------------  -------------------------------------------
                                               1Q          2Q          3Q         4Q         1Q         2Q         3Q         4Q
                                         ---------------------------------------------  -------------------------------------------
Asset Quality Information

Non-accrual loans                            $8,676      $7,237      $5,179     $3,500     $4,494     $7,544     $8,500    $13,067
Foreclosed assets                             1,779       1,606         970        681        718      1,146      1,374      2,297
                                         ---------------------------------------------  -------------------------------------------
Total non-performing assets                 $10,455      $8,843      $6,149     $4,181     $5,212     $8,690     $9,874    $15,364
Non-performing assets as a percent of
  loans and foreclosed assets                 0.35%       0.29%       0.20%      0.13%      0.16%      0.25%      0.28%      0.43%

Accruing loans 90 days past due              $6,632      $6,681      $3,626     $2,552     $6,035     $2,558     $3,819     $4,154
Accruing loans 90 days past due as
  a percent of loans                          0.22%       0.22%       0.12%      0.08%      0.18%      0.07%      0.11%      0.12%
Non-performing assets + accruing loans
  90 days past due to loans and
  foreclosed assets                           0.57%       0.51%       0.31%      0.21%      0.34%      0.33%      0.39%      0.54%

Net charge-offs                              ($108)      $3,001      $2,608     $1,523     $1,466     $1,528     $1,880     $2,370
Net charge-offs as
  a percent of average loans                 -0.01%       0.40%       0.34%      0.19%      0.18%      0.18%      0.21%      0.26%

Allowance for loan losses                   $73,961     $70,960     $48,352    $46,772    $46,517    $46,227    $45,901    $47,123
Allowance for loan losses as a
  percent of period-end loans                 2.51%       2.35%       1.55%      1.43%      1.41%      1.35%      1.31%      1.31%
Allowance for loan losses to NPAs +
  accruing loans 90 days past due           432.85%     457.10%     494.65%    694.67%    413.60%    410.98%    335.22%    241.43%

Provision for (recovery of) loan losses      ($705)           -   ($20,000)      ($57)     $1,211     $1,238     $1,554     $3,592

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans               ($1,769)        $620        $522     ($137)       $168      ($63)      ($58)     ($100)
Mortgage loans                                  181          28         367       (11)         23       (22)          -         42
Direct consumer loans                           579       1,681       1,003        493        110        617       $864        886
Indirect consumer loans                         653         391         294        395        676        471       $314        518
Finance company loans                           248         281         422        783        489        525       $760      1,024
                                         ---------------------------------------------  -------------------------------------------
Total net charge-offs                        ($108)      $3,001      $2,608     $1,523     $1,466     $1,528     $1,880     $2,370
                                         ---------------------------------------------  -------------------------------------------

Average loans:
Commercial/real estate loans             $1,674,706  $1,699,768  $1,759,173 $1,855,506 $1,931,966 $1,989,420 $2,055,922 $2,128,279
Mortgage loans                              410,023     410,522     423,610    428,674    426,103    433,310    439,459    440,842
Direct consumer loans                       469,832     463,977     470,771    479,087    485,201    487,267    491,417    505,098
Indirect consumer loans                     351,405     348,463     347,404    350,829    357,008    360,451    373,677    385,093
Finance Company loans                        64,496      71,461      79,483     86,965     92,315    101,092    109,807    114,750
                                         ---------------------------------------------  -------------------------------------------
Total average loans                      $2,970,461  $2,994,191  $3,080,441 $3,201,061 $3,292,593 $3,371,540 $3,470,282 $3,574,062

Net charge-offs to average loans:
Commercial/real estate loans                 -0.43%       0.15%       0.12%     -0.03%      0.04%     -0.01%     -0.01%     -0.02%
Mortgage loans                                0.18%       0.03%       0.34%     -0.01%      0.02%     -0.02%      0.00%      0.04%
Direct consumer loans                         0.50%       1.45%       0.85%      0.41%      0.09%      0.51%      0.70%      0.70%
Indirect consumer loans                       0.75%       0.45%       0.34%      0.45%      0.77%      0.52%      0.33%      0.53%
Finance Company loans                         1.56%       1.58%       2.11%      3.57%      2.15%      2.08%      2.74%      3.54%
                                         ---------------------------------------------  -------------------------------------------
Total net charge-offs to average loans       -0.01%       0.40%       0.34%      0.19%      0.18%      0.18%      0.21%      0.26%

                                                                      - more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                                  2006                                       2007
                                              -----------------------------------------     -------------------------------------
                                                   1Q        2Q         3Q       4Q              1Q       2Q       3Q       4Q
                                              -----------------------------------------     -------------------------------------
Income Statement

Interest income                                  $81,590  $86,403    $89,233   $87,104        $85,708  $84,937  $87,661  $87,559
Interest income (TE)                              83,570   88,382     91,275    89,366         88,124   87,204   90,033   90,041
Interest expense                                  25,273   28,636     31,988    33,966         34,308   33,394   36,467   36,067
                                              -----------------------------------------     -------------------------------------
Net interest income (TE)                          58,297   59,746     59,287    55,400         53,816   53,810   53,566   53,974
Provision for (recovery of) loan losses            (705)        -   (20,000)      (57)          1,211    1,238    1,554    3,592
Noninterest income excluding net storm-related
 gain/(loss) and securities transactions          24,890   25,942     25,627    27,459         25,889   30,193   30,485   31,255
Net storm-related gain/(loss)                          -        -          -     5,084              -        -        -        -
Securities transactions gains/(losses)               118        -        110   (5,396)              6       34       34      234
Noninterest expense                               49,165   51,172     50,337    50,042         49,140   51,857   55,196   58,162
                                              -----------------------------------------     -------------------------------------
Income before income taxes                        32,865   32,537     52,645    30,300         26,944   28,675   24,963   21,227
Income tax expense                                10,854   10,539     16,614     8,538          7,715    8,352    7,224    4,627
                                              -----------------------------------------     -------------------------------------
Net income                                       $22,011  $21,998    $36,031    21,762         19,229   20,323   17,739   16,600
                                              =========================================     =====================================

Noninterest Income
  and Noninterest Expense

Service charges on deposit accounts               $7,884   $9,223     $9,719    $9,402         $9,190  $10,471  $11,085  $11,182
Trust fees                                         3,079    3,409      3,174     3,624          3,693    4,124    3,892    4,194
Debit card & merchant fees                         1,709    1,863      1,744     1,983          1,778    2,171    2,025    2,090
Insurance fees                                     5,159    4,596      4,145     5,346          4,369    5,033    4,256    5,561
Investment & annuity fees                          1,264    1,591      1,595     1,519          1,978    2,018    2,253    2,498
ATM fees                                           1,294    1,273      1,223     1,215          1,324    1,358    1,434    1,540
Secondary mortgage market operations                 817      749      1,018       945            911    1,116      935      761
Other income                                       3,684    3,238      3,009     3,425          2,646    3,902    4,605    3,429
                                              -----------------------------------------     -------------------------------------
Noninterest income excluding net storm-related
  gain/(loss) and securities transactions        $24,890  $25,942    $25,627   $27,459        $25,889  $30,193  $30,485  $31,255
Net storm-related gain/(loss)                          -        -          0     5,084              -        -        -        -
Securities transactions gains/(losses)               118        -        110   (5,396)              6       34       34      234
                                              -----------------------------------------     -------------------------------------
Total noninterest income including storm-related
  gain/(loss) and securities transactions        $25,008  $25,942    $25,737   $27,147        $25,895  $30,227  $30,519  $31,489
                                              =========================================     =====================================

Personnel expense                                $26,202  $26,400    $27,059   $24,092        $26,563  $24,837  $28,531  $27,027
Occupancy expense (net)                            3,659    3,474      2,882     3,335          4,073    4,469    4,731    6,162
Equipment expense                                  2,668    2,816      2,647     2,665          2,272    2,768    2,814    2,610
Other operating expense                           15,961   17,975     17,304    19,451         15,809   19,399   18,708   21,931
Amortization of intangibles                          675      507        445       499            423      384      412      432
                                              -----------------------------------------     -------------------------------------
Total noninterest expense                        $49,165  $51,172    $50,337   $50,042        $49,140  $51,857  $55,196  $58,162

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